EXHIBIT 10.14

                           TOTAL SYSTEM SERVICES, INC.
                             STOCK OPTION AGREEMENT

                                January 10, 1997

     THIS AGREEMENT ("Agreement"), dated as of the 10th day of January, 1997, by and between Total System Services, Inc. (the "Company"), a Georgia corporation having its principal office at 1200 6th Avenue, Columbus, Georgia, and Samuel A. Nunn (the "Option Holder"), an individual resident of the State of Georgia.

                              W I T N E S S E T H:

     WHEREAS, the Board of Directors of Company recognizes the value of having Option Holder serve as a member of Company's Board of Directors and has elected to provide Option Holder with added incentive and inducement to serve on Company's Board of Directors and contribute to the success of the Company; and

     WHEREAS,  effective January 10, 1997, the Board of Directors of the Company
(a) granted to the Option Holder an option in respect of the number of shares herein below set forth, and (b) fixed and determined the option price and exercise and termination dates as set forth below.

     NOW THEREFORE, in consideration of the mutual promises and representations herein contained and other good and valuable consideration, it is agreed by and between the parties hereto as follows:

     1. The Company hereby grants to the Option Holder a non-qualified stock option (the "Option") to purchase, on the terms and subject to the conditions hereinafter set forth, all or any part of an aggregate of 25,000 shares of the Common Stock ($1.00 par value) of the Company at the purchase price of $27.75 per share, exercisable in the amounts and at the times set forth in this Paragraph 1. The Option may be exercised as follows: (a) 8,333 shares may be exercised on or after January 10, 1998; (b) an additional 8,333 shares may be exercised on or after January 10, 1999; and (c) the remaining 8,334 shares may be exercised on or after January 10, 2000; provided that Option Holder has remained a member of Company's Board of Directors through such dates or provided that Option Holder is not a member of Company's Board of Directors as the result of his death or disability. In the event Option Holder has not remained a member of Company's Board of Directors through such dates for any reason other than Option Holder's death or disability, the Option shall expire and shall not be exercisable. Unless sooner terminated as provided in this Agreement, the Option shall terminate, and all rights of the Option Holder hereunder shall expire as follows: (a) 8,333 shares shall expire on January 10, 2008; (b) 8,333 shares shall expire on January 10, 2009; and (c) 8,334 shares shall expire on January 10, 2010. In no event may the Option be exercised after January 10, 2010.

     2. The Option, or any part thereof, may, to the extent that it is exercisable, be exercised by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Company. No shares of Company stock resulting from the exercise of the Option shall be issued until full payment therefor (including any applicable taxes) has been made. Shares issued to Option Holder upon exercise may be newly-issued shares or treasury shares.

     3. The Option or any part thereof may be exercised during the lifetime of the Option Holder only by the Option Holder and only while the Option Holder is a member of Company's Board of Directors, except as otherwise provided in this Agreement.


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     4. Except as otherwise provided in this Agreement,  the Option shall not be transferred, assigned, pledged or hypothecated in any way. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or any right or privilege confirmed hereby contrary to the provisions hereof, the Option and the rights and privileges confirmed hereby shall immediately become null and void.

     5. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Company's stock, any necessary adjustments shall be made to the number of shares and price per share of the Option in order to preserve Option Holder's rights so that Option Holder's rights after such event are substantially proportionate to Option Holder's rights existing prior to such event.

     6. Any notice to be given to the Company shall be addressed to the Chairman of the Company at 1200 6th Avenue, Columbus, Georgia, 31901.

     7. Nothing herein contained shall affect the rights or obligations of Company or Option Holder (as member of the Board of Directors of Company), subject to the terms of any written contractual arrangement to the contrary,.

     8. This Agreement shall be binding upon and inure to the benefit of the Option Holder, his personal representatives, heirs and legatees, but neither this Agreement nor any rights hereunder shall be assignable or otherwise transferable by the Option Holder except as expressly set forth in this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the date and year first written above.


                                                    TOTAL SYSTEM SERVICES, INC.


                                       By:        /s/Kathleen Moates


                                       Title:     Assistant Secretary


                                                     OPTION HOLDER

                                                  /s/Samuel A. Nunn

                                                        SIGNATURE

                                                  /s/Samual A. Nunn
                                                        PRINT NAME


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